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                                                       EXHIBIT 11



              CROWN CENTRAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                 (thousands of dollars except per share amounts)






                                 Three Months Ended     Six Months Ended
                                      June 30               June 30
                                   1997       1996        1997       1996
Primary    and   Fully   Diluted
Earnings Per Share

Net income (loss) applicable  to $ 7,907     $3,012     $8,631         $
common shares                                                     (9,998
                                                                  )


Shares  outstanding as  reported
at the beginning
 of the period                   9,901,4     9,924,     9,983,
                                 80         250        180        9,952,950

Restricted  shares held  by  the
Company at the
 beginning or the period         (168,000    (277,500   (249,700
                                 )          )          )          (255,300
                                                                  )

Weighted average effect of 1,000
shares of common
 stock issued in June 1997           333                   167

Weighted average effect of 7,300
shares of common
 stock issued in March 1996
                                                                  4,867

Weighted   average   effect   of
13,559 shares of common
 stock issued in April 1996                  13,559
                                                                  6,780

Weighted average effect of 4,730
share of common
 stock issued in May 1996                     3,153
                                                                  1,576

Weighted average effect of 1,000
shares of common
 stock issued in June 1996                      333
                                                                  167

Weighted   average   number   of
common shares
 outstanding, at period end      9,733,8     9,663,     9,733,
                                 13         795        647        9,711,040

Net  income  (loss)  per  common $   .82     $  .31     $ .89          $
share                                                             (1.03
                                                                  )






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